EXHIBIT 10.2

AGREEMENT

DATE: - The 14th day of June 2004.

PARTIES: -

A)
Chuangrun Advertising (H.K.) Limited, a corporation incorporated in Hong Kong with registration no. 732300 and having its registered office at Room 1117, Lai Mei House, Lai Kok Estate, Shamshuipo, Kowloon, Hong Kong (hereinafter referred to as “Chuangrun”) represented by its legal representative Mr. Cai Han-Xiong; and

B)
Actionview Far East Limited, a corporation incorporated in Hong Kong with registration no. 883979 and having its registered office at 12/F, Chuang's City Tower No. 35-39 Morrison Hill Road, Wanchai, Hong Kong (hereinafter referred to as 'Actionview') represented by its legal representative Mr. Justin Kwei.

WHEREAS:
1.
ActionView Advertising Systems, Inc. of Canada has developed and owns a proprietary backlit-scrolling billboard advertising system (defined in Clause 1 and hereinafter referred to as the Display System).

2.
ActionView Advertising Systems, Inc. is a shareholder of Actionview and has duly licensed ActionView to market and distribute the Display System and to grant sub-licences of the Display System and the Proprietary Rights (as defined hereunder) to third parties in Asia.

3.	Actionview and Chuangrun have agreed to co-operate in providing advertising service to customers in Guangzhou, PRC using the Display System.

IT IS HEREBY MUTUALLY AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

	1.1	For the purpose of this Agreement, the following expressions shall bear the respective meaning set forth below.

Business: the business of advertising by means of the Display System.

Display Unit: means a unit of the Display System deployed in the Business of either 1m. x 1.5 m. or 1.2 m. x 1.8 m. or 1.5m x 4.5m such other dimensions as the parties may agree from time to time.

Display System: means the Actionview backlit scrolling billboard including the built-in controlling software.

Effective Date: as defined in Clause 6.

Force Majeure: means, in relation to either party, any circumstances beyond the reasonable control of that party

Hong Kong: the Hong Kong Special Administrative Region of the PRC

Manual: the operation manual produced by Actionview as amended from time to time by Actionview in respect of the Display System

Patents: means all patents now or hereafter held (including but not limited to patents now in the course of registration) by ActionView Inc. and/or ActionView relating to the Display System or any part thereof.

Premises: the locations proposed to be used by Chuangrun for the installation of Display Units

PRC: the People's Republic of China

Proprietary Rights: means the Patents, Trade Marks, Trade Names and the package of industrial and intellectual property rights relating to all trade marks, trade names, logos, insignia, models, designs, copyrights, know-how, drawings, plans and/or patent in connection with the Display System and/or the Manual licensed by ActionView Inc. to ActionView.

Restricted Information: means any information which is disclosed by either party to this agreement to the other pursuant to or in connection with this agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such)

Revenue: means the gross turnover derived from the Business by Chuangrun whether or not invoiced, less business tax and supplemental tax payable to the PRC tax authorities.

Term: means the term of this agreement as defined in Clause 6 below.

Territory: means Guangzhou City of the PRC.

Trade Marks: means 'ActionView' or any other trade mark (whether registered or not), which may now or hereafter be used by ActionView Inc. and/or ActionView in connection with the Display System Trade Names: means 'ActionView' or any other trade name (whether registered or not) which may now or hereafter be used by ActionView Inc. and/or ActionView in connection with the Display System

1.2	The headings in this agreement are for convenience only and shall not affect its interpretation.

1.3	Unless otherwise expressly stated to the contrary or the context otherwise requires,

a)	words and expressions in the singular shall include the plural and vice versa; and

	b)	words and expressions in one gender shall include all other genders.

2	RESPONSIBILITIES OF THE PARTIES

	2.1	Chuangrun shall

		2.1.1	procure Premises within the Guangzhou Metro System, the Guangzhou Airport at Huadu, and such other locations within the City of Guangzhou, P.R.C. for installation of Display Units ;

		2.1.2	enter into such lease, licence or other agreement with such party as may be necessary for the use of Premises;

		2.1.3	install Display units at the premises and maintain the Display units at all times in good clean operational condition ;

		2.1.4	use its best endeavour to promote the Business ;

		2.1.5	enter into binding contracts with advertiser and/or other users of the Display Units by itself or through its approved agents ;

		2.1.6	perform and observe all the terms and conditions contained in the aforesaid lease, license or other agreement mentioned in Clause 2.1.2 and contracts mentioned in 2.1.5 ;

		2.1.7	be responsible for the collection of Revenue from advertisers and other users of the Display Units

	2.2	Actionview shall

		2.2.1	supply Display Units to Chuangrun and deliver the same to Chuangrun in Guangzhou and provide technical support for installation ;

		2.2.2	supply spare parts for the Display Units

		2.2.3	provide product training and technical support

		2.2.4	be responsible for the costs of transporting Display Units to Premises within the Territory.

3	RIGHTS GRANTED TO CHUANGRUN

	3.1	For the sole purpose of the operation of the Business from the Premises, Actionview grants Chuangrun for the Term of the Agreement, the following rights:

		3.1.1	the right and licence to use the Proprietary Rights and the Display System;

		3.1.2	the right to receive all Actionview's know-how, training and assistance as indicated below;

	3.2	Chuangrun shall use the rights granted under Clause 3.1 in accordance with the terms and within the limits stated herein and shall perform each of its obligations provided for herein.

	3.3	Chuangrun shall not use the rights hereby for any purpose other than the operating of the Business from the Premises or use them after the termination of this Agreement, howsoever caused.

3.4
The grant of all such rights to Chuangrun shall be conditional (and continue to be conditional during the Term of the Agreement) upon Chuangrun observing in full its obligations set forth in Clauses 3.2 and 3.3 above.

4	LEGAL STATUS OF THE PARTIES

	4.1	Chuangrun shall conduct the Business as an independent business operator in its own name and on its own account.

	4.2	Chuangrun shall operate the Business in compliance with all applicable laws and regulations and shall apply for, obtain and have renewed all permits, authorizations and licences required for the operation of the Business at its own expense.

	4.3	Neither party is an employee, agent, sales representative, nor a partner of the other. Neither party shall hold itself out as such or as having any power nor authority to enter into contracts in the name of to other, or to commit the other in any way to any third parties or to incur any obligation on behalf of the other.

5	RESTRAINTS ON CHUANGRUN

	5.1	During the Term of the Agreement, Chuangrun shall not:

5.1.1
Install Display Units at any location other than the Premises without the prior consent in writing of Actionview which consent shall not be unreasonably withheld; (provided that if ActionView is unable to supply the Display Units, Chuangrun is entitled to cooperate with any third party);

		5.1.2	use the Proprietary Rights otherwise than in relation of the operation of the Business.

		5.1.3	have the right to grant any further sub-licence to the Proprietary Rights or part thereof to any third party;

		5.1.4	conduct the Business or any part thereof by or through any agent without the prior written consent of ActionView, which consent shall be unreasonably withheld.

6	TERM

Subject to the provisions of Clauses 16 and 17 below, the Agreement shall come into force on 2004 (hereinafter referred to as the Effective Date) and continue in force for a term of 5 (five) years.

7	OBLIGATIONS OF ACTIONVIEW

7.1
After the execution of this Agreement, Actionview shall deliver the first consignment of Display Units to Chuangrun in accordance with Schedule 1 to this agreement. During the Term, ActionView shall negotiate and agree with Chuangrun on the quantity and delivery schedule of Display Units to be delivered to Chuangrun based on the progress of production and the requirements of the market. All Display Units shall remain the property of Actionview during and after the Term.

	7.2	Actionview shall provide Chuangrun from time to time with:

		7.2.1	plans and specifications for the installation of Display Units at the Premises insofar as not included in the Manual;

		7.2.2	such general supervision of the preparation of the Premises for installation as Actionview shall consider appropriate;

7.3
After the execution of this Agreement, Actionview shall deliver a copy of the Manual to Chuangrun on loan. Actionview shall be entitled to update the Manual from time to time provided that Actionview shall forward to Chuangrun on loan full written particulars of such updates.

		7.3.1	After the execution of this agreement ActionView shall provide initial training to instruct Chuangrun in the Display System, as ActionView may consider necessary for running the Business.

	7.4.1	This training shall be attended by personnel from Chuangrun for a period of 1 day. The date and place of the training shall be agreed between the parties.

	7.4.2	The costs of such training shall be borne by Actionview, save the travelling and accommodation expenses of the individuals, which shall be borne by Chuangrun.

7.5
Actionview shall deliver to Chuangrun and keep in Chuangrun's warehouse in Guangzhou sufficient spare parts for Chuangrun to carry out the maintenance works wi with an average response time of 4 hours PROVIDED THAT:

7.5.1
Property in the spare parts shall remain with Actionview throughout as well as after the Termt. Chuangrun shall store Actionview's spare parts its warehouse separately from all other goods stored therein and clearly marked as property of Actionview.

	7.5.2	Chuangrun shall keep complete and accurate records of the stock and usage of spare parts and shall allow Actionview to inspect such records from time to time upon reasonable prior request.

8	OBLIGATIONS OF CHUANGRUN

8.1
Chuangrun shall use its best endeavours to promote and expand the Business within the Territory and collaborate with Actionview and protect its interests with the diligence of a responsible businessperson.

8.2
Chuangrun shall conduct the Business in full compliance with all operational systems, procedures, policies, methods and requirements prescribed in the Manual as well as in any supplemental notices, revisions or amendments thereto.

8.3
Chuangrun acknowledges that the Manual and all such additional and supplemental materials shall at all times remain the sole and exclusive property of Actionview and the copyright therein shall at all times remain and/or vest in Actionview.

	8.4	Chuangrun shall, at its own expense, keep the Premises clean and in good condition and according to Actionview's instructions as set forth in the Manual.

	8.5	Chuangrun shall hire a sufficient number of employees, suitably qualified to operate the Business and to meet all likely demands of its customers.

	8.6	Chuangrun shall keep true and complete documentation and accounting records concerning the Business and Revenue including but not limited to

		8.6.1	Contracts with advertisers and third parties for the use of the Display Units; and

		8.6.2	Invoices issued to such advertisers and third parties

		8.6.3	All evidence of receipts of Revenue and payment of tax. And allow Actionview to inspect and take copy of such documentation and records upon 48 hours prior notice

	8.7	Chuangrun shall establish a good system of financial control and take all practicable steps to prevent late payment or default in payment of Revenue by third parties. When necessary. Chuangrun shall take timely legal action against defaulters and report to Actionview from time to time on such action. All costs in relation to such legal action shall be borne by Chuangrun. If it proves to be unable to recover the money from the third party in such legal action, Actionview shall bear proportion of the total costs of the legal action. The proportion that Actionview shall bear is equal to Actionview's share of Revenue in respect of the irrecoverable amount.

	8.8	Chuangrun shall pay all taxes payable to PRC tax authorities in respect of the Business and the Revenue.

9	IMPROVEMENTS MADE BY ACTIONVIEW

9.1
If Actionview makes any improvements to the Display System, it shall without delay communicate the same to Chuangrun and Chuangrun shall without delay use such improvements, free of all further royalties, charges or payment whatsoever, at the time and in the manner specified by Actionview in writing.

10	IMPROVEMENTS MADE BY CHUANGRUN

Chuangrun shall notify Actionview any improvements, which shall be made to the Display System to be useful to the operation of the Business and shall grant Actionview a permanent, royalty-free, exclusive and worldwide license with respect to said improvements, including the right to sub-license.

11	REPRESENTATIONS BY ACTIONVIEW/OBLIGATIONS OF ACTIONVIEW

	11.1	Actionview represents that:

		11.1.1	it is duly licensed by ActionView Advertising Systems, Inc. to use the Proprietary Rights, including the right to grant sub-licences thereof to Chuangrun in the manner set out in this agreement;

		11.1.2	as far as Actionview is aware, the use by Chuangrun of the rights granted under Clause 3 of this agreement does not infringe the rights of any third party within the Territory;

		11.1.3	it is not aware, at the time of the execution of this Agreement, of any action, claim or proceedings brought or threatened in respect of any of the Proprietary Rights.

12	REPRESENTATIONS BY CHUANGRUN/OBLIGATIONS

12.1
Chuangrun acknowledges that Actionview Advertising Systems, Inc. is the owner and Actionview is the licensee of the Proprietary Rights, and all proprietary titles, and interest in the Display System and the goodwill associated therewith and that such goodwill shall inure to and be at all times vested in ActionView Advertising Systems, Inc. and Actionview exclusively.

	12.2	Chuangrun shall use the Proprietary Rights, only in the manner required or authorized and permitted by Actionview and only in connection with the operation of the Business.

12.3
Chuangrun shall not register or attempt to register any of the Trade Marks, Trade Names and any other Proprietary Rights (or any other name, mark or design used in t the System) in Chuangrun's name or that of any other person, firm, entity or corporation.

12.4
Chuangrun shall not, without Actionview's prior written consent, register any company name or trade mark or make use of any business name incorporating any of the Trade Names or Trade Marks or other Proprietary Rights or other such names or marks or incorporating any similar-sounding name which is confusingly similar to, or unfairly competing with, any of the Trade Marks or Trade Names or other such names or marks.

12.5
If Chuangrun becomes aware of any infringement or threatened infringement of any of the Trade Marks, Trade Names or Patents or any other registered Proprietary Rights or any act of unfair competition or any act likely to impair the goodwill or reputation of/or associated with any of the Trade Marks or Trade Names, or of any claim asserted by a third party in respect of the use of any of the aforesaid within the Territory, Chuangrun shall promptly give Actionview full particulars of such circumstance.

12.6
Actionview shall have the conduct of all proceedings relating to the Trade Marks or Trade Names or Patents or any other registered Proprietary Rights or any other such name, mark or patent and Actionview shall in its sole discretion decide what action (including an action at law, an arbitral proceeding or an out-of-court settlement) to take, if any, with respect to any infringement of the aforesaid or any claims asserted by any third party in relation thereto.

12.7
Chuangrun shall provide Actionview with full assistance and cooperation in any action, claim or proceedings brought or threatened in respect of any of the Trade Marks or Trade Names or Patents or any other registered Proprietary Rights or any other such name, marks or Patents and at the request of Actionview shall join with Actionview in such action or proceedings, provided it has a cause of action under the applicable law - it being understood that all costs incurred in connection with this assistance/actions will be borne by Actionview.

12.8
During the Term of the Agreement, Chuangrun must expressly identify itself as a licensee (and not the owner) of the Trade Marks and Trade Names on all invoices, order forms, receipts, business stationery, and contracts.

12.9
If so requested by Actionview, Chuangrun shall arrange for the execution of a formal Trade Mark license and the registration thereof at the Trade Marks Registry or Registries of the Territory, at its own expense and shall make any other necessary filings under national law to reflect its status as a licensee.

12.10
Chuangrun must comply with Actionview's instructions in filing and maintaining any requisite Trade Names and Trade Marks registrations and must execute any documents Actionview or its counsel deems necessary to obtain protection for the Trade Marks or the Trade Names and to maintain their continued validity and enforceability.

12.11	Chuangrun expressly acknowledges and agrees that:

	12.11.1	any and all goodwill arising from Chuangrun's use of the Proprietary Rights in accordance with the Display System is solely and exclusively for Actionview's benefit, and upon expiration or termination of this Agreement, no monetary amount will be assigned as attributable to any goodwill associated with Chuangrun's use of the Display System or the Proprietary Rights;

	12.11.2	Actionview reserves the right to add and/or substitute different Proprietary Rights for use in identifying the Display System and the businesses operating under the Display System.

13	REVENUE SHARING

	13.1	Chuangrun shall pay Actionview 30% of the Revenue.

	13.2	Notwithstanding clause 13.1, Chuangrun shall pay Actionview the following minimum revenue for each Display Unit within 6 months from its date of delivery to Chuangrun:

		13.2.1	RMB ¥25,200.00 if it is a 1M x 1.5M Display Unit; or

		13.2.2	RMB ¥25,200.00 if it is a 1.2M x 1.8 M Display Unit ; or

		13.2.3	RMB ¥94,500.00 if it is a 1.5M x 4.5M Display Unit.

13.3
Conditional upon Actionview having received the minimum revenue as set out in Clauses 13.2.1 or 13.2.2 or 13.2.3 as the case may be, and for the 1st to the 6th month counted from the date of receipt by ActionView of the said minimum revenue, Actionview's share of Revenue shall be decreased to 25% in respect of that Display Unit.

13.4
Conditional upon ActionView having received the minimum revenue as set out in Clauses 13.2.1 or 13.2.2 or 13.2.3 as the case may be, and for the 1st to the 6th month counted from the date of receipt by ActionView of the said minimum revenue onwards, Actionview's share of Revenue in respect of that Display Unit shall be further reduced to 20%.

13.5
For the avoidance of doubt, notwithstanding Clause 13.3 or 13.4 Actionview's share of Revenue in respect of other Display Units in respect of which Actionview has not been paid the aforesaid target revenue for Actionview shall remain at 30% throughout the term of this agreement.

	13.6	Within 14 days after the end of each month, Chuangrun shall deliver to Actionview a true and accurate statement of the month's total Revenue with detailed breakdown by each Display Unit and customer.

13.7
Chuangrun shall, within 30 days of receipt of Actionview's invoice on its share of Revenue or the minimum revenue pursuant to Clause 13.2, pay to Actionview in Hong Kong and in Hong Kong dollars (at the exchange rate between Hong Kong dollars and Renminbi published by the People's Bank of China on the date of payment) the amount due to Actionview without any demand. Chuangrun shall not make any deduction or set-off from the amount payable to Actionview save and except the administrative fee set out in Clause

13.8.	Chuangrun shall cause the payment to be paid to the following bank account:

Bank and Branch:	Hong Kong and Shanghai Banking Corporation Limited
Account Name:	Actionview Far East Limited
Account No.:	404-160145-001

Or such other bank account as Actionview may hereafter inform Chuangrun in writing.

13.8	Chuangrun shall be entitled to deduct from the amount payable to Actionview an administrative fee equivalent to 2% of such amount.

13.9
In any case Chuangrun having received Revenue but fails to pay Actionview's share of Revenue in full or fails to pay Actionview the minimum revenue in accordance with Clause 13.2, Chuangrun shall pay interest on the amount due and unpaid at the rate of 0.3% per day, such interest shall be payable from the due date for payment until the actual date of payment whether before or after any judgement is given by any court having jurisdiction.

14	CONFIDENTIALITY

	14.1	Except as provided by clauses 14.2 and 14.3, each of Chuangrun and Actionview shall at all times during the continuance of this agreement and after its termination:

		14.1.1	use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

		14.1.2	not use any Restricted Information for any purpose other than the performance of the obligations under this agreement.

	14.2	Any Restricted Information may be disclosed by either party to:

		14.2.1	any customers or prospective customers of the Business on a need to know basis

		14.2.2	any governmental or other authority or regulatory body; or

14.2.3
any employee of that party or of any of the afore mentioned persons, to such extent only as is necessary for the purposes contemplated by this agreement, or as is required by law and subject in each case to the discloser using its best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

	14.3	Any Restricted Information may be used by either party for any purpose, or disclosed by either party to any other person, to the extent only that:

14.3.1
it is at the date hereof, or hereafter becomes, public knowledge through no fault of that party (provided that in doing so the discloser shall not disclose any Restricted Information which is not public knowledge); or

	14.3.2	it can be shown by the discloser, to the reasonable satisfaction of the other party, to have been known to it prior to its being disclosed by the other party to the discloser.

15	FORCE MAJEURE

	15.1	If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

15.2
Neither party shall be deemed to be in breach of this agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non- performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

15.3
If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

16	TERMINATION

16.1
If either party at any time commit any material breach of any terms, covenants or representations herein contained and shall fail to remedy any such breach within 30 days after written notice given hereof by the other party, this Agreement shall terminate automatically (i.e. without the need for the non-defaulting party to obtain a Court's decision in this respect) upon the expiration of the above mentioned period.

16.2
Without prejudice to the application of Clause 16.1, either party (hereafter called the “Innocent Party”) shall be entitled to terminate this Agreement, with immediate effect (i.e., without the need to obtain a Court's decision in this respect) by written notice to such effect to the other party (hereafter called the “Wrongful Party”):

16.2.1
if the wrongful party shall be liquidated, becomes insolvent or suffers any other insolvency or bankruptcy process or seeks any protection from its creditors or is unable to pay its debts as and when they fall due;

		16.2.2	if the wrongful party ceases to do business, or otherwise forfeits the right to do or transact business in the jurisdiction where the Premises are located.

		16.2.3	If

			16.2.3.1	all or a substantial part of the capital stock or other property assets or interests of the Wrongful Party is acquired by any third party, or

			16.2.3.2	a major change in the allocation of the voting rights held in respect of the Wrongful party occurs

			16.2.3.3	the Wrongful Party merges with any third party or

16.2.3.4
there shall be a change in the ownership of 50% or more of the shareholdings in the Wrongful Party from that existing at the date of this Agreement fails to give any prior written consent to the Innocent Party the Innocent Party may in its own discretion terminate this Agreement with immediate effect (without need to obtain a Court's decision in this respect).

17	EFFECTS/OBLIGATIONS UPON TERMINATION

	17.1	Upon termination or expiration of this Agreement, all rights granted hereunder to

Chuangrun shall forthwith terminate, and Chuangrun shall observe and perform the following: 17.1.1 Chuangrun shall  immediately cease to operate the Business and shall not thereafter, directly or indirectly, represent to the public or hold  itself out to have any business relation with Actionview.

17.1.2
Chuangrun shall allow, and procure all relevant third parties to allow, Actionview to have access to the Premises and remove all Display Units within 30 days. The costs of removal and transportation of Display Units from Premises shall be borne by ActionView.

17.1.3
Chuangrun shall immediately and permanently cease to use, in any manner whatsoever, any format, confidential methods, programs, procedures and techniques associated with the Display System, the Trade Names/Trade Marks and any other Proprietary Rights. In particular, Chuangrun shall cease to use, without limitation, all advertising materials or promotional displays, uniforms, stationery, forms and any other articles, which display the Trade Marks/Trade Names.

17.1.4	Chuangrun shall promptly pay.

17.1.4.1
Actionview's share in all amounts received from advertisers and other users of Display Units (whether actually received by Chuangrun in its account or not) up to the date of termination or expiration of this agreement; and

	17.1.4.2	all other sums due and payable to ActionView

	17.1.5	Chuangrun shall immediately return Display Units, which are not, installed at Premises all unused spare parts to. The transportation costs thereof shall be borne by Actionview.

17.1.6
Chuangrun shall immediately return to Actionview all copies of all proprietary materials delivered by Actionview to Chuangrun under this Agreement, including the Manual, all records, files, instructions, correspondence, brochures, agreements, disclosure statements and any material bearing Confidential Information any and all other materials provided on loan and relating to the operation of the Business in Chuangrun's possession (in each case in whatsoever media or format the same shall be recorded), and all copies thereof (all of which are acknowledged to be Actionview's property), and shall retain no copy or record of any of the foregoing excepting only Chuangrun's copy of this Agreement, any correspondence between the parties and any other documents which Chuangrun reasonably needs for compliance with any provision of law. All costs of delivering all materials required by this Clause 18 shall be borne by Chuangrun. In addition to the foregoing, Chuangrun shall immediately turn over to Actionview any and all signs, software and/or other property under lease or license from Actionview.

17.2	The termination or expiration of this agreement shall not prejudice any right or liability accrued to either party under the terms of this agreement before the termination or expiration.

17.3	Upon termination or expiration of this agreement,

	17.3.1	Clauses 1, 7.1 (in relation to Actionview's property rights in Display Units), 8.3, 12.1, 12.2, 12.3, 12.4, 12.6, 12.11, 13.8 (relating to Chuangrun's responsibilities for tax payable to the PRC tax authorities), 14, 17, 18, 19, 20, 21 and 22 shall survive and continue to be valid and binding on the parties.

		17.3.2	Clauses 7.5.1 and 7.5.2 shall survive and continues to be valid and binding on the parties before Chuangrun has fully performed its obligations under Clause 17.1.5.

		17.3.3	Clauses 8.6, 13.7, 13.8 and 13.9 shall survive and continues to be valid and binding on the parties before Chuangrun has fully performed its obligations under Clause 17.1.4.

18	SEVERABILITY

18.1
Should any clause be considered invalid or unenforceable by the judgement of a Court of competent jurisdiction or award of an Arbitral Tribunal, all other provisions shall remain in full force and effect and shall not be affected therefore for the Term of the Agreement.

18.2
The parties agree, however, to replace, when possible, any provision declared invalid by a provision, which shall reflect their initial intent, as objectively and consistently as possible and in accordance with the basic relationship existing between the parties.

19	ENTIRE AGREEMENT

19.1
This Agreement sets forth the entire agreement and understanding of the parties hereto relating to the subject matter contained herein and merges all prior discussions between them and neither party shall be bound by any previous agreements, negotiations, commitments and writings other than as expressly stated in this Agreement.

19.2
This Agreement may not be changed, modified or supplemented in any manner orally or otherwise except by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

20	NO WAIVER

20.1
The non-enforcement of any provision contained in this Agreement shall not be construed by either party as a waiver of the right to enforce the provision at another time under different circumstances and/or enforce other provisions of this Agreement.

20.2
In particular, the failure of either of the parties hereto to claim damages or to terminate this Agreement by reason of the breach of any of the provisions hereof by the other party shall not stop the party not in default from thereafter claiming damages or terminating this Agreement by reason of any subsequent breach of any of the provisions hereof.

21	APPLICABLE LAW

This Agreement is governed by the law of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the Hong Kong courts.

22	LANGUAGE AND COUNTERPARTS

This agreement is executed in duplicate and in the English and Chinese languages. The English version and the Chinese version shall be equally valid.

24	FURTHER ASSURANCE

Chuangrun and ActionView agrees to negotiate in good faith and execute such further documents or agreements and do all such things reasonably necessary to carry out the provisions of this agreement, including, without limitation, the facilitation of legally remitting ActionView's share of Revenue from China.

SCHEDULE 1 [Delivery Schedule]

Size	Quantity	Delivery Date
1 m x 1.5 m	10 sets	On or before 20th June, 2004
1.2 m x 1.8 m	2 sets	Already delivered
1.5 m x 4.5 m	1 set	On or before 30th June, 2004

For and behalf of	For and behalf of
CHUANGRUN ADVERTISING (H.K) LIMITED	ACTIONVIEW FAR EAST LIMITED

“Adrian Cai”	“Justin Kwei”
(Authorised Signature)	(Authorised Signature)

Chuangrun Advertising (HK) Limited	Actionview Far East Limited
By Adrian Cai	By Justin Kwei
Its director and duly authorised	Its director and duly authorised
Representative	Representative

Witness:	Witness:

“Fung Hoi Wing”	“Fung Hoi Wing”

Fung Hoi Wing Solicitor, Hong Kong SAR Fung, Wong, Ng and Lam Solicitors & Notaries	Fung Hoi Wing Solicitor, Hong Kong SAR Fung, Wong, Ng and Lam Solicitors & Notaries